Exhibit 4.25

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

Termination Agreement for

Agreement for Assets Acquisition by Share

Issuance and Cash Payment

August 2016

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

This agreement is made and entered into in Bao’an District, Shenzhen District China on August 25, 2016 by and between:

Shenzhen Prince New Materials Co., Ltd. (“Party A”), the transferee of 100% equity of FL Mobile Jiutian Technology Co., Ltd, with its registered address at the Prince Industrial Park, the tenth Yousong Industrial Zone, Longhua Street, Bao’an District, Shenzhen, Guangdong Province and legal represented by Wang Jinjun;

And

The following transferors of 100% equity of FL Mobile Jiutian Technology Co., Ltd.(“Party B”), to be specific:

Xinjiang NQ Mobile Venture Capital Investment Co., Ltd. (“Party B1”) with its registered address at Suite 202, the Comprehensive Service Building of Shenzhen-Kashi Technological Innovation Service Center, West Area of Shenzhen Industrial Park set up by Kashi Economic Development Zone, Kashi Prefecture, Xinjiang Uygur Autonomous region, and legally represented by Xu Zemin;

Shi Wenyong (“Party B2”) with the ID No. of 352124197711280513; and

Beijing Jinxin Hengrui Investment Center (Limited Partnership) (“Party B3”) with its registered address at A2328 F/23, Building 8, No. 1 Courtyard, East Zhongguancun Road, Haidian District, Beijing, and legally represented by Cao Da.

Whereas:

(1) Party A intends to acquire 100% equity of FL Mobile Jiutian Technology Co., Ltd. (“FL Mobile”) by means of share issuance and cash payment (hereinafter “Transaction”) and Party A and Party B signed an Agreement for Assets Acquisition by Share Issuance and Cash Payment (hereinafter “Assets Acquisition Agreement”) on May 16, 2016 to determine the matters related to the Transaction.

(2) The parties, after renegotiation of the Transaction, intend to adjust the Transaction Plan and agree to terminate the Assets Acquisition Agreement dated May 16, 2016.

Therefore, the two parties, after friendly negotiation, agree as follows regarding the termination of the Assets Acquisition Agreement:

Article 1 As of the day when this Agreement takes effect, the two parties agree to rescind and terminate the performance of the Assets Acquisition Agreement dated May 16, 2016 which agreement will lose its effect as of that day. No outstanding debts exist between the two parties in relation to the Assets Acquisition Agreement; the two parties will not pursue the liability of the other party for breach of the Assets Acquisition Agreement by such other party, nor will either party bear any liability for such breach; there is no current or potential dispute of any kind between the two parties.

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

Article 2 After the Agreement takes effect, the provision of article 15 of the Assets Acquisition Agreement on confidentiality shall remain effective.

Article 3 Any dispute arising in course of performance of the Agreement shall be settled by the two parties through friendly negotiation, failing which, either party may file an action with the competent people’s court.

Article 4 The Agreement shall be formed as of its execution or chop by the two parties and shall take effect as of its approval by the board of Party A.

Article 5 The Agreement shall be in eight originals with each party hereto holding one of them and remaining ones submitted to the relevant competent authority, all of which shall have the same legal force and effect.

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Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

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Party A (Seal): Shenzhen Prince New Materials Co., Ltd.

Legal/Authorized Representative (Signature): Wang Jinjun

By:	/s/ Wang Jinjun

Date: August 25, 2016

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

(No Text Below and for Signature and Chop of the Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment)

Party B1 (Seal): Xinjiang NQ Mobile Venture Capital Investment Co., Ltd.

Legal/Authorized Representative (Signature): Xu Zemin

By:	/s/ Xu Zemin

Date: August 25, 2016

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

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Party B2:

Mr. Vincent Wenyong Shi (Signature):

By:	/s/ Mr. Vincent Wenyong Shi

Date: August 25, 2016

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

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Party B3 (Seal): Beijing Jinxin Hengrui Investment Center (Limited Partnership)

Delegates/Authorized Representative of the Executive Partner (Signature): Cao Da

By:	/s/ Cao Da

Date: August 25, 2016

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

(No Text Below and for Signature and Chop of the Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment)

Party B4 (Seal): Xinjiang Yinghe Equity Investment Management Limited Partnership

Delegates/Authorized Representative of the Executive Partner (Signature):

By:	/s/ Vincent Wenyong Shi
Name:	Vincent Wenyong Shi

Date: August 25, 2016

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

(No Text Below and for Signature and Chop of the Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment)

Party B5 (Seal): Nantong Jinxinhaoyue Investment Center (LLP)

Delegates/Authorized Representative of the Executive Partner (Signature): Cao Da

By:	/s/ Cao Da

Date: August 25, 2016

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

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Party B6 (Seal): Nantong Jinxin Huatong Equity Investment Center (Limited Partnership)

Delegates/Authorized Representative of the Executive Partner (Signature): Xue Jialin

By:	/s/ Xue Jialin

Date: August 25, 2016

Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment

(No Text Below and for Signature and Chop of the Termination Agreement for Agreement for Assets Acquisition by Share Issuance and Cash Payment)

Party B7 (Seal): Tibet Zhuohua Capital Management Co., Ltd

Legal/Authorized Representative (Signature): Xue Jialin

By:	/s/ Xue Jialin

Date: August 25, 2016

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